EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2019 THIRD QUARTER RESULTS
Company Delivers Sequential and Year-on-Year Revenue Growth, Expects Continued Growth in Q4

LIVERMORE, Calif. — October 30, 2019 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the third quarter of fiscal 2019 ended September 28, 2019. Quarterly revenues were $140.6 million, up 1.9% from $138.0 million in the second quarter of fiscal 2019, and up 4.2% from $135.0 million in the third quarter of fiscal 2018.

•	Sequential and year-over-year revenue growth, with non-GAAP EPS exceeding midpoint of outlook range

•	Highest DRAM probe card revenue in a decade, in contrast to generally weak memory spending

•	Completed the acquisition of FRT GmbH, adding $150 million of addressable market

“Our third quarter results continue to validate FormFactor’s diversified position in attractive consumables and R&D-driven semiconductor test and measurement markets,” said Mike Slessor, CEO of FormFactor, Inc. “We again benefited from our leadership positions in advanced probe cards, with strong demand in both DRAM and Flash applications more than offsetting a moderate sequential reduction in Foundry & Logic.”

Third Quarter Highlights

On a GAAP basis, net income for the third quarter of fiscal 2019 was $8.3 million, or $0.11 per fully-diluted share, compared to net income for the second quarter of fiscal 2019 of $6.9 million, or $0.09 per fully-diluted share, and net income for the third quarter of fiscal 2018 of $7.7 million, or $0.10 per fully-diluted share. Gross margin for the third quarter of 2019 was 39.3%, compared with 40.1% in the second quarter of 2019, and 39.2% in the third quarter of 2018.

On a non-GAAP basis, net income for the third quarter of fiscal 2019 was $17.3 million, or $0.22 per fully-diluted share, compared to net income for the second quarter of fiscal 2019 of $16.1 million, or $0.21 per fully-diluted share, and net income for the third quarter of fiscal 2018 of $19.6 million, or $0.26 per fully-diluted share. On a non-GAAP basis, gross margin for the third quarter of 2019 was 43.5%, compared with 44.3% in the second quarter of 2019, and 43.7% in the third quarter of 2018.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

Free cash flow for the third quarter of fiscal 2019 was $25.6 million, compared to free cash flow for the second quarter of fiscal 2019 of $29.8 million, and free cash flow for the third quarter of 2018 of $13.0 million. A reconciliation of net cash provided by operating activities to free cash flow is provided in the schedules included below.

Outlook

Dr. Slessor added, “In the fourth quarter we are capitalizing on particularly strong year-end demand for Foundry & Logic probe cards on top of continued solid demand for our other products.”

For the fourth quarter ending on December 28, 2019, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$145 million to $155 million	—	$145 million to $155 million
Gross Margin	38% to 42%	$6 million	42% to 46%
Net income per diluted share	$0.09 to $0.17	$0.13	$0.22 to $0.30

*This outlook assumes consistent foreign currency rates.
**Reconciling items are amortization of intangibles, stock-based compensation, restructuring charges, and acquisition related expenses.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through November 1, 7:30 p.m. Pacific Time, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 6127926. Additionally, the replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP earnings per fully-diluted share, and non-GAAP gross margin, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three and nine months ended September 28, 2019 and for outlook provided before, as well as for the comparable periods of fiscal 2018, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (NASDAQ:FORM), is a leading provider of essential test and measurement technologies along the full IC life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date hereof, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to statements regarding future financial and operating results, customer demand, conditions in the semiconductor industry, and growth opportunities, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in demand for the Company’s products; customer-specific demand; the speed of customer implementation of new technologies; industry seasonality; risks to the Company’s ability to realize operational efficiencies; changes macro-economic environments; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Revenues	$140,604	$134,989	$410,835	$388,788
Cost of revenues	85,286	82,019	247,644	234,471
Gross profit	55,318	52,970	163,191	154,317
Operating expenses:
Research and development	20,096	18,857	59,893	56,578
Selling, general and administrative	25,887	24,745	77,354	73,426
Total operating expenses	45,983	43,602	137,247	130,004
Operating income	9,335	9,368	25,944	24,313
Interest income	724	369	1,988	952
Interest expense	(422)	(777)	(1,539)	(2,654)
Other income (expense), net	226	121	223	(341)
Income before income taxes	9,863	9,081	26,616	22,270
Provision for income taxes	1,584	1,393	5,906	3,334
Net income	$8,279	$7,688	$20,710	$18,936
Net income per share:
Basic	$0.11	$0.10	$0.28	$0.26
Diluted	$0.11	$0.10	$0.27	$0.25
Weighted-average number of shares used in per share calculations:
Basic	75,280	73,837	74,749	73,273
Diluted	77,291	74,962	76,763	74,628

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
GAAP Gross Profit	$55,318	$52,970	$163,191	$154,317
Adjustments:
Amortization of intangibles	4,707	5,123	14,137	15,418
Stock-based compensation	1,117	832	3,031	2,565
Restructuring charges	—	—	258	—
Non-GAAP Gross Profit	$61,142	$58,925	$180,617	$172,300

GAAP Gross Margin	39.3%	39.2%	39.7%	39.7%
Adjustments:
Amortization of intangibles	3.3%	3.9%	3.4%	4.0%
Stock-based compensation	0.9%	0.6%	0.7%	0.6%
Restructuring charges	—%	—%	0.1%	—%
Non-GAAP Gross Margin	43.5%	43.7%	43.9%	44.3%

GAAP operating expenses	$45,983	$43,602	$137,247	$130,004
Adjustments:
Amortization of intangibles	(1,372)	(2,389)	(6,111)	(6,458)
Stock-based compensation	(5,387)	(3,705)	(14,057)	(9,856)
Restructuring charges	(22)	—	(199)	—
Acquisition related expenses	(247)	—	(247)	—
Non-GAAP operating expenses	$38,955	$37,508	$116,633	$113,690

GAAP operating income	$9,335	$9,368	$25,944	$24,313
Adjustments:
Amortization of intangibles	6,079	7,512	20,248	21,876
Stock-based compensation	6,504	4,537	17,088	12,421
Restructuring charges	22	—	457	—
Acquisition related expenses	247	—	247	—
Non-GAAP operating income	$22,187	$21,417	$63,984	$58,610

GAAP net income	$8,279	$7,688	$20,710	$18,936
Adjustments:
Amortization of intangibles	6,079	7,512	20,248	21,876
Stock-based compensation	6,504	4,537	17,088	12,421
Restructuring charges	22	—	457	—
Acquisition related expenses	247	—	247	—
Income tax effect of non-GAAP adjustments	(3,812)	(111)	(10,137)	(533)
Non-GAAP net income	$17,319	$19,626	$48,613	$52,700

Non-GAAP net income per share:
Basic	$0.23	$0.27	$0.65	$0.72
Diluted	$0.22	$0.26	$0.63	$0.71

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 28, 2019	September 29, 2018
Cash flows from operating activities:
Net income	$20,710	$18,936
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	12,644	10,494
Amortization	20,248	21,876
Stock-based compensation expense	17,088	12,421
Provision for excess and obsolete inventories	8,046	7,414
Other activity impacting operating cash flows	4,642	(25,003)
Net cash provided by operating activities	83,378	46,138
Cash flows from investing activities:
Acquisition of property, plant and equipment	(14,242)	(12,326)
Purchases of marketable securities, net	(25,898)	(1,227)
Other activity impacting investing cash flows	93	90
Net cash used in investing activities	(40,047)	(13,463)
Cash flows from financing activities:
Proceeds from issuances of common stock	7,672	7,712
Tax withholdings related to net share settlements of equity awards	(7,898)	(5,694)
Principal repayments on term loan	(18,750)	(33,750)
Net cash used in financing activities	(18,976)	(31,732)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(161)	(516)
Net increase in cash, cash equivalents and restricted cash	24,194	427
Cash, cash equivalents and restricted cash, beginning of period	100,546	92,726
Cash, cash equivalents and restricted cash, end of period	$124,740	$93,153

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net cash provided by operating activities	$28,002	$16,080	$83,378	$46,138
Adjustments:
Cash paid for interest	350	682	1,128	2,299
Capital expenditures	(2,782)	(3,781)	(14,242)	(12,326)
Free cash flow	$25,570	$12,981	$70,264	$36,111

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands) (Unaudited)

	September 28, 2019	December 29, 2018
ASSETS
Current assets:
Cash and cash equivalents	$122,946	$98,472
Marketable securities	77,025	50,531
Accounts receivable, net of allowance for doubtful accounts of $194 and $185	84,750	95,333
Inventories, net	85,989	77,706
Restricted cash	765	849
Refundable income taxes	478	1,260
Prepaid expenses and other current assets	17,834	13,669
Total current assets	389,787	337,820
Restricted cash	1,029	1,225
Operating lease, right-of-use-assets	32,300	—
Property, plant and equipment, net of accumulated depreciation of $268,486 and $263,102	56,240	54,054
Goodwill	188,559	189,214
Intangibles, net	47,054	67,640
Deferred tax assets	77,274	77,301
Other assets	1,362	968
Total assets	$793,605	$728,222

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$50,968	$40,006
Accrued liabilities	30,015	27,731
Current portion of term loan, net of unamortized issuance cost of $57 and $160	46,193	29,840
Deferred revenue	8,315	4,941
Operating lease liabilities	6,416	—
Total current liabilities	141,907	102,518
Term loan, less current portion, net of unamortized issuance cost of $0 and $29	—	34,971
Deferred tax liabilities	2,244	2,355
Long-term operating lease liabilities	30,074	—
Other liabilities	4,834	8,214
Total liabilities	179,059	148,058

Stockholders’ equity:
Preferred stock, $0.001 par value:
10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value:
250,000,000 shares authorized; 75,696,234 and 74,139,712 shares issued and outstanding	76	74
Additional paid-in capital	879,527	862,897
Accumulated other comprehensive income (loss)	(2,180)	780
Accumulated deficit	(262,877)	(283,587)
Total stockholders’ equity	614,546	580,164
Total liabilities and stockholders’ equity	$793,605	$728,222

About our Non-GAAP Financial Measures:
We believe that the presentation of non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP gross margin, and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP earnings per fully-diluted share, and non-GAAP gross margin are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP earnings per fully-diluted share, and non-GAAP gross margin when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our company. We compute non-GAAP net income, non-GAAP fully-diluted earnings per share, and non-GAAP gross margin, by adjusting GAAP net income, GAAP earnings per fully-diluted share, and GAAP gross margin to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, earnings per fully-diluted share, or gross margin prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP earnings per fully-diluted share, and non-GAAP gross margin should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to Non-GAAP Net Income,” "Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin," and “Reconciliation of Cash Provided By Operating Activities to Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F